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                                                                 Exhibit 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated March 11, 1997, on our audits of the consolidated financial statements and the related financial statement schedules of Old Republic International Corporation. We also consent to the reference to our firm under the caption "Experts."



                                             /s/ Coopers & Lybrand, L.L.P.


Chicago, Illinois
December 23, 1997